CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions ``Experts'' and ``Selected Consolidated Financial Data'' and to the use of our report dated August 18, 1993, in the Registration Statement (Form S-2) and the related Prospectus of Bernard Chaus, Inc. and Subsidiaries for the registration of 5,000,000 shares of its common stock.


                                        /s/ ERNST & YOUNG LLP
                                        ---------------------
                                        ERNST & YOUNG LLP


New York, New York
October 9, 1995